================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                               ------------------

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------

       Date of Report (Date of earliest event reported): January 31, 2001

                               -------------------

                              ENTREPORT CORPORATION
             (Exact name of registrant as specified in its charter)

           Florida                   001-15947                   65-0703923
(State or other jurisdiction of      (Commission)             (I.R.S. Employer
       Incorporation)                File Number)            Identification No.)

                        2790 Business Park Drive, Suite B
                             Vista, California 92083
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (760) 597-4800

================================================================================

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         On January 31, 2001, we acquired all of the issued and outstanding shares of capital stock of University.com, Inc., a Minnesota corporation, pursuant to an Agreement and Plan of Merger dated as of October 24, 2000, as amended on October 25, 2000. Our wholly-owned subsidiary, University Merger Corp., a Minnesota corporation, was merged with and into University.com, with University.com being the surviving corporation. As a result of the merger, University.com became a wholly-owned subsidiary of EntrePort.

         In connection with the merger, we issued a total of 5,609,788 shares of EntrePort common stock in exchange for all of University.com's outstanding common stock. At the effective time of the merger, each outstanding share of common stock of University.com was converted into the right to receive approximately 0.394 of a share of EntrePort common stock. In addition, as a result of the merger, options and warrants to purchase University.com common stock prior to the merger will be converted, using the same exchange ratio, into options and warrants to purchase EntrePort common stock. An additional 1,148,430 shares of our common stock are issuable upon exercise of these options and warrants. Twenty percent (20%) of the shares issuable in connection with the merger are being held in escrow for a period of one year after the merger in order to satisfy, if necessary, certain indemnification obligations of the University.com shareholders. The shares issued in connection with the merger are restricted shares that were issued by EntrePort pursuant to an exemption from registration under the Securities Act of 1933, as amended. The purchase price for University.com was determined in arms-length negotiations between EntrePort and representatives of University.com. Neither EntrePort nor any of our directors or officers was affiliated with or had a material relationship with University.com.

         We currently intend to continue operating University.com, Inc., based in Minneapolis, Minnesota, as a wholly-owned subsidiary of EntrePort engaged in the business of developing, hosting, managing and providing support for internet training and education portals.

         Additional information regarding the merger is contained in our definitive proxy statement and the merger agreement which was included as Appendix A to the proxy statement which was filed with the Securities and Exchange Commission on December 22, 2000, and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         a.       Financial Statements of Business Acquired.
                  -----------------------------------------

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
University.com, Inc.:


We have audited the accompanying balance sheets of University.com, Inc. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1999, the period from June 12, 1998 (inception) to December 31, 1998, and the cumulative period from June 12, 1998 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of University.com, Inc. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, the period from June 12, 1998 (inception) to December 31, 1998, and the cumulative period from June 12, 1998 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that University.com, Inc. will continue as a going concern. As discussed in note 3 to the financial statements, University.com, Inc. has incurred net losses since inception, and has total stockholders' equity and working capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP


Minneapolis, Minnesota
July 22, 2000, except as to
   note 9(c) which is as of
   October 24, 2000 and
   notes 9(a) and 9(b) which are as of
   January 18, 2001

                              UNIVERSITY.COM, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                           December 31, 1999 and 1998


                       ASSETS                            1999           1998
                                                     ------------   ------------
Current assets:
    Cash and cash equivalents                        $   136,966        111,903
    Accounts receivable                                    1,000             --
    Prepaid expenses and other current assets             38,450             --
                                                     ------------   ------------

             Total current assets                        176,416        111,903

Property and equipment, net of accumulated               129,787         24,574
    depreciation of $21,873 and $2,116,
    respectively
Website development costs, net of accumulated
    amortization of $13,192 and $0, respectively         111,935        116,327
Domain acquisition costs, net of accumulated
    amortization of $132,500                             397,500             --
Other assets                                               8,901            940
                                                     ------------   ------------

                                                     $   824,539        253,744
                                                     ============   ============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $   123,105          8,391
    Accrued liabilities                                   76,048        125,630
    Deferred revenue                                      82,500             --
    Current maturities of notes payable (note 5)         100,000             --
                                                     ------------   ------------

             Total current liabilities                   381,653        134,021
                                                     ------------   ------------

Notes payable (note 5)                                   100,000             --

Commitments (note 7)

Stockholders' equity:
    Preferred stock, 5,000,000 shares authorized,
      no shares outstanding                                   --             --
    Common stock, $.01 par value, 20,000,000 shares
      authorized 10,430,605 and 7,482,575 shares
      outstanding at 1999 and 1998                       104,306         74,826
    Additional paid-in capital                         1,341,206        315,850
    Notes receivable from stockholders                   (80,000)      (160,000)
    Deficit accumulated during development stage      (1,022,626)      (110,953)
                                                     ------------   ------------

             Total stockholders' equity                  342,886        119,723
                                                     ------------   ------------

                                                     $   824,539        253,744
                                                     ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A Development Stage Company)

                            Statements of Operations

           Year ended December 31, 1999, the period from June 12, 1998
        (inception) to December 31, 1998 and the cumulative period from
                 June 12, 1998 (inception) to December 31, 1999


                                                                    CUMULATIVE
                                                         FROM          FROM
                                                     INCEPTION TO   INCEPTION TO
                                                     DECEMBER 31,   DECEMBER 31,
                                          1999           1998           1999
                                      ------------   ------------   ------------

Revenues                              $     7,400             --          7,400
                                      ------------   ------------   ------------

Operating expenses:
    Sales and marketing                   108,913             --        108,913
    Product development                   241,201          2,950        244,151
    General and administrative            562,708         92,331        655,039
    Stock-based compensation                6,586         16,426         23,012
                                      ------------   ------------   ------------

        Total operating expenses          919,408        111,707      1,031,115
                                      ------------   ------------   ------------

        Operating loss                   (912,008)      (111,707)    (1,023,715)

Interest income                               335            754          1,089
                                      ------------   ------------   ------------

        Net loss                      $  (911,673)      (110,953)    (1,022,626)
                                      ============   ============   ============

Basic and diluted net loss per share        (0.10)         (0.02)         (0.12)
                                      ============   ============   ============

Weighted average shares used in
  basic and diluted per share
  calculation                           9,384,693      6,702,096      8,428,988
                                      ============   ============   ============

See accompanying notes to the financial statements.

                                                       UNIVERSITY.COM, INC.
                                                   (A Development Stage Company)

                                                Statements of Stockholders' Equity

                        Year ended December 31, 1999 and the period from June 12, 1998 to December 31, 1998

                                                                                                          DEFICIT
                                                                                             NOTES      ACCUMULATED
                                                      COMMON STOCK          ADDITIONAL    RECEIVABLE      DURING          TOTAL
                                               -------------------------     PAID-IN         FROM       DEVELOPMENT    STOCKHOLDERS'
                                                  SHARES        AMOUNT       CAPITAL     STOCKHOLDERS      STAGE          EQUITY
                                               -----------   -----------   -----------   -----------    -----------    -----------
Sale of common stock in private offering        7,482,575    $   74,826       299,424      (160,000)            --        214,250

Stock options issued to non-employees to
  purchase services                                    --            --        16,426            --             --         16,426

Net loss                                               --            --            --            --       (110,953)      (110,953)
                                               -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1998                    7,482,575        74,826       315,850      (160,000)      (110,953)       119,723

Sale of common stock in private offering        1,923,030        19,230       690,770            --             --        710,000

Common stock issued to purchase domain name     1,000,000        10,000       320,000            --             --        330,000

Common stock issued to purchase assets             25,000           250         8,000            --             --          8,250

Payments received on notes receivable                  --            --            --        80,000             --         80,000

Stock options issued to non-employees to
  purchase services                                    --            --         6,586            --             --          6,586

Net loss                                               --            --            --            --       (911,673)      (911,673)
                                               -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1999                   10,430,605    $  104,306     1,341,206       (80,000)    (1,022,626)       342,886
                                               ===========   ===========   ===========   ===========    ===========    ===========

See accompanying notes to financial statements.

                                       UNIVERSITY.COM, INC.
                                   (A Development Stage Company)

                                     Statements of Cash Flows

                    Year ended December 31, 1999, the period from June 12, 1998
                 (inception) to December 31, 1998 and the cumulative period from
                          June 12, 1998 (inception) to December 31, 1999

                                                                                      CUMULATIVE
                                                                           FROM          FROM
                                                                       INCEPTION TO   INCEPTION TO
                                                                       DECEMBER 31,   DECEMBER 31,
                                                            1999           1998           1999
                                                        -----------    -----------    -----------
Cash flows from operating activities:
    Net loss                                            $ (911,673)      (110,953)    (1,022,626)
    Reconciliation of net loss to net cash used
      in operating activities:
        Depreciation and amortization                      165,449          2,116        167,565
        Stock options issued to non-employees to
           purchase services                                 6,586         16,426         23,012
        Changes in assets and liabilities:
           Accounts receivable                              (1,000)            --         (1,000)
           Prepaid expenses and other current assets       (46,411)          (940)       (47,351)
           Website development costs                        (8,800)      (116,327)      (125,127)
           Accounts payable                                114,714          8,391        123,105
           Accrued liabilities                             (49,582)       125,630         76,048
           Deferred revenue                                 82,500             --         82,500
                                                        -----------    -----------    -----------

               Net cash used in operating activities      (648,217)       (75,657)      (723,874)
                                                        -----------    -----------    -----------

Cash flows from investing activities:
    Purchases of fixed assets                             (116,720)       (26,690)      (143,410)
                                                        -----------    -----------    -----------

               Net cash used in investing activities      (116,720)       (26,690)      (143,410)
                                                        -----------    -----------    -----------

Cash flows from financing activities:
    Proceeds from sale of common stock                     710,000        214,250        924,250
    Proceeds from notes receivable                          80,000             --         80,000
                                                        -----------    -----------    -----------

               Net cash provided by
                 financing activities                      790,000        214,250      1,004,250
                                                        -----------    -----------    -----------

               Net increase in cash and
                 cash equivalents                           25,063        111,903        136,966

Cash and cash equivalents:
    Beginning of period                                    111,903             --             --
                                                        -----------    -----------    -----------

    End of period                                       $  136,966        111,903        136,966
                                                        ===========    ===========    ===========

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (1)   DESCRIPTION OF BUSINESS

        University.com, Inc. (the Company) was incorporated on June 12, 1998 for the purpose of developing eLearning portals for continuing education and professional development. In September 1999, the Company launched its proprietary, Internet-based learning management system called the VIRTUAL UNIVERSITY. Using the VIRTUAL UNIVERSITY as the platform for its eLearning solutions, the Company has developed an eLearning portal for the Real Estate industry. At December 31, 1999, the Company was in the development stage as its sales and marketing efforts have not yet generated predictable or significant revenues.

  (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)   USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        (b)   CASH AND CASH EQUIVALENTS

              Cash and cash equivalents include highly liquid investments with original maturities of less than 90 days and are generally invested in money market funds and certificates of deposit. The Company maintains its cash in bank deposit accounts at various financial institutions with high credit quality. The balances, at times, may exceed federally insured limits.

        (c)   REVENUE RECOGNITION

              Revenue derived from sales of the Company's learning management system is recognized upon customer acceptance at the time of installation. Revenue derived from sales of individual Internet-based training titles are recognized at the time of sale. Revenue derived from training titles that are packaged and sold on a subscription basis are recognized on a straight-line basis over the subscription term, which is generally one year. Revenue derived from courseware development services is recognized on the percentage of completion method over the life of each project, which may range from three to nine months. The Company's use of the percentage of completion method of revenue recognition requires estimates of the degree of project completion. To the extent these estimates prove to be inaccurate, the revenues and gross profits, if any, reported during the periods where the project is ongoing may not accurately reflect the final results of the project. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses are determinable. Revenue is reported net of reimbursable expenses. Finally, revenues derived from website hosting services are recognized on a straight-line basis over the contract term for the services. Payments received in advance of amounts earned are recorded as deferred revenue.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        (d)   PROPERTY AND EQUIPMENT

              Fixed assets are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the lease term using the straight-line method.

        (e)   INCOME TAXES

              Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

        (f)   STOCK OPTION PLAN

              The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standard No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123), established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure requirements of SFAS No. 123.

        (g) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

              The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        (h)   PRODUCT DEVELOPMENT

              Expenditures for software and courseware development are expensed as incurred until the point that technological feasibility and proven marketability of the product is established. There were no software development costs capitalized from inception to December 31, 1999.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        (i)   WEB SITE DEVELOPMENT COSTS

              The Company capitalizes certain costs associated with the development of its Web site. The Company accounts for these costs under Emerging Issues Task Force (EITF) Issue No. 00-02, ACCOUNTING FOR WEB SITE DEVELOPMENT COSTS. Under the provisions of EITF 00-02, costs are capitalized for Web site costs incurred when both the preliminary project stage is completed and management deems the Web site will probably be completed and used to perform the function intended. Capitalization of such costs ceases no later than the point at which the Web site is substantially complete and ready for its intended purpose. Web site development costs are amortized using the straight-line method over a three-year period.

        (j)   DOMAIN ACQUISITION COSTS

              Domain acquisition costs are amortized using the straight-line method over a three-year period.

        (k)   NET LOSS PER SHARE

              Basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during each period. Common share equivalents include outstanding stock options and warrants. All common share equivalents were excluded from the calculation because they were anti-dilutive for all periods presented.

        (l)   NEW ACCOUNTING STANDARDS

              Statement of Financial Accounting Standard No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (SFAS No. 133), effective for the Company on January 1, 2001, establishes new standards for recognizing all derivatives as either assets or liabilities, and measuring those instruments at fair value. Currently, the Company does anticipate that SFAS No. 133 will have a material impact on the Company's financial position or results of operations.

  (3)   GOING CONCERN AND MANAGEMENT'S PLAN

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Since inception, the Company has incurred a cumulative net loss of $1,022,626 and cash used in operating activities was $723,874 during that same period. As of December 31, 1999, the Company had a working capital deficiency of $205,237, and total stockholders' equity of $342,886. Additional capital will be necessary to enable the Company to continue its operations.

        The Company has begun a private placement of its common stock to raise capital. Management believes that the amount to be raised, in addition to expected improvements in operating results, will be adequate to fund the cash requirements of the Company beyond December 31, 2000. In addition, see note 9 for line of credit established in 2000 and the Agreement and Plan of Merger entered into with another company.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (4)   PROPERTY AND EQUIPMENT

        Property and equipment consist of the following at:

                                                      DECEMBER 31,
                                               -----------------------
                                                  1999         1998
                                               ----------   ----------

          Computers and equipment              $ 113,473       26,690
          Furniture                               31,011           --
          Leasehold improvements                   7,176           --
                                               ----------   ----------

                                                 151,660       26,690

          Less accumulated depreciation
            and amortization                     (21,873)      (2,116)
                                               ----------   ----------

                                               $ 129,787       24,574
                                               ==========   ==========


  (5)   NOTES PAYABLE

        During March 1999, the Company acquired the rights to its Internet domain name, University.com. As consideration, the Company agreed to issue to the seller 1,000,000 shares of Common Stock and a note payable (the Note) in the amount of $200,000. The Note is non-interest bearing and is payable in installments of $100,000 on April 1, 2000 and 2001.

  (6)   INCOME TAXES

        The Company has incurred significant net operating losses and has not reflected any tax benefit of such net operating loss carryforwards in the accompanying financial statements.

        The income tax expense (benefit) differed from the amount computed by applying the U.S. federal income tax rate of 34% to income before income taxes as a result of the following:

                                                        1999          1998
                                                      --------      --------

          Computed "expected" tax benefit                34.0 %        34.0 %
          State income tax, net of federal benefit        6.0           6.0
          Change in valuation allowance                 (40.0)        (40.0)
                                                      --------      --------

                                                           -- %          -- %
                                                      ========      ========

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 1999 and 1998 is presented below:

                                                       1999         1998
                                                    ----------   ----------
          Deferred tax assets:
              Net operating loss carryforward       $ 234,000       48,000
              Start-up costs                          214,000       37,000
              Other                                   (39,000)     (40,000)
                                                    ----------   ----------

                  Total gross deferred tax assets     409,000       45,000

          Valuation allowance                        (409,000)     (45,000)
                                                    ----------   ----------

                  Net deferred tax assets           $      --           --
                                                    ==========   ==========

        In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

        Based on the level of historical taxable income and projections of future taxable income over the periods in which the deferred tax assets are deductible, management does not believe that it is more likely than not the Company will realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the gross deferred tax assets as of December 31, 1999.

        As of December 31, 1999, the Company has reported U.S. net operating loss carryforwards of approximately $584,000. The federal net operating loss carryforwards begin to expire in the year 2018.

        Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company, which constitutes an "ownership change" as defined by the Internet Revenue Code, Section 382. The Company's net operating loss carryforward may be subject to the above limitations.

  (7)   COMMITMENTS

        LEASES

        The Company leases office space and equipment under various operating lease agreements, the last of which expires in September 2004.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        At December 31, 1999, future minimum lease payments under noncancelable operating leases were as follows:

                   YEAR ENDING
                  DECEMBER 31,
               --------------------

               2000                                        $    115,000
               2001                                             168,000
               2002                                             172,000
               2003                                             151,000
                                                           -------------

                  Total future minimum lease payments      $    606,000
                                                           =============

        Rent expense was approximately $34,565 and $1,880 for the years ended December 31, 1999 and 1998, respectively.

  (8)   STOCKHOLDERS' EQUITY

        (a)   COMMON STOCK ISSUED

              The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of common stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of common stock are fully paid and nonassessable.

         (b)  STOCK OPTIONS

              At December 31, 1999, the Company had 2,000,000 shares of common stock reserved under its 1999 Stock Option Plan. The plan provides for grants of incentive and nonqualified stock options to officers, employees and independent contractors. Furthermore, the Company may grant nonqualified options outside of this plan. These stock options generally vest evenly over a three-year period and are exercisable over periods up to ten years from date of grant.

              The Board of Directors establishes all terms and conditions of each grant. Stock options are granted at or above fair market value as determined by the Board of Directors at each grant date.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


Option transactions under these plans are summarized as follows:

                                                                                       WEIGHTED
                                                                       EXERCISE        AVERAGE
                                                        OPTIONS          PRICE      EXERCISE PRICE
                                                      OUTSTANDING      PER SHARE       PER SHARE
                                                      ------------   ------------   --------------
Options outstanding at December 31, 1998                  125,000        $0.33           0.33

Granted                                                   792,500      0.66-1.00         0.79

Canceled                                                       --
                                                      ------------

Options outstanding at December 31, 1999                  917,500
                                                      ============

Exercisable at December 31, 1999                          208,500
                                                      ============

The table above includes 38,500 and 125,000 stock options issued to non-employees to purchase services in 1999 and 1998, respectively. These options have exercise prices ranging from $0.33 to $0.66 per share and expire within three years from the date of grant. The Company recognized an expense of $6,586 and $16,426 in 1999 and 1998, respectively, based on the fair value of the stock options using the Black Scholes model.

The Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. As allowed by SFAS No. 123, the Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation expense related thereto. If the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, the 1999 net loss would have been increased to the pro forma amount indicated in the following table:

         Net loss--as reported                    $   (911,673)
         Net loss--pro forma                          (923,923)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                    1999
                                                 ---------

         Expected dividend level                        0%
         Expected stock price volatility                0%
         Risk-free interest rate                     5.00%
         Expected life of options                 3 years

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (9)   SUBSEQUENT EVENTS

        (a)   LINE OF CREDIT

              In July 2000, the Company entered into a line of credit for up to $1,000,000 from a bank (the Line). Amounts drawn from the Line bear interest at 9.5%, with interest due monthly, and are payable in full on January 24, 2001.

              In connection with this financing, the Company issued warrants to purchase a total of 500,000 shares of common stock. The warrants were issued to one outside investor and one member of the Company's Board of Directors (the Guarantors), who are guaranteeing the Company's repayment of the Line. The estimated fair value of the warrants of $629,147 was credited to additional paid-in capital and will amortized over the anticipated outstanding period of the Line, or six months, as interest expense.

              On October 26, 2000, the Company entered into an agreement with the Guarantors, whereby the Guarantors agreed to pay the outstanding principal and accrued interest on the Company's bank credit line (the Payoff Amount) prior to the closing of the merger transaction with EntrePort. In exchange, the Company has agreed to issue to the Guarantors the number of shares of common stock of the Company equal to the Payoff Amount divided by $0.50. The Company anticipates that it will issue 2,500,000 shares of its common stock to the Guarantors in connection with this agreement.

        (b)   AGREEMENT AND PLAN OF MERGER

              On October 24, 2000, the Company signed a definitive agreement to be acquired by EntrePort Corporation (EntrePort) in a stock-for-stock transaction that closed on January 31, 2001. Pursuant to the merger agreement, the Company's shareholders will receive a total of 5,609,788 shares of EntrePort common stock valued at $3,456,030 in exchange for all the issued and outstanding shares of common stock. EntrePort also assumed certain warrants and options issued by the Company, which will require EntrePort to issue upon their exercise up to 1,148,430 additional shares of common stock.


                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


         (c)  OTHER EQUITY TRANSACTIONS

              In March 2000, the Company closed a private placement of its common stock whereby 1,322,000 shares were sold at a price of $1.00 per share. The net proceeds from the private placement were used to develop additional internet training products, hire personnel and for general working capital purposes.

              On July 30, 2000, the Company entered into a three-year agreement to license real estate training content from a third party. The terms of the license agreement require the Company to issue 200,000 shares of common stock, a warrant to purchase 25,000 shares of common stock at an exercise price of $1.00 per share, and cash consideration totaling $100,000, of which $50,000 was due at contract signing and the remaining $50,000 due on December 31, 2000. The license agreement also provides for minimum annual sales royalties of $50,000 for the years 2001 and 2002, to be payable on or before December 31, 2001 and 2002, respectively.

              In August 2000, the Company canceled 212,121 shares of previously issued common stock relating to the cancellation of the unpaid balance on notes receivable from stockholders that existed as of December 31, 1999.

              Following is a reconciliation of common stock outstanding from December 31, 1999 to October 24, 2000:

                Shares outstanding at December 31, 1999              10,430,605

                Shares issued in connection with a private
                  placement                                           1,322,000
                Shares issued to license real estate training
                  content                                               200,000
                Shares canceled due to cancellation of notes
                  receivable                                           (212,121)
                                                                   -------------

                Shares outstanding at October 24, 2000               11,740,484
                                                                   =============

                                UNIVERSITY.COM, INC.

                                   Balance Sheets

                                     (Unaudited)

                                                         SEPTEMBER 30,  DECEMBER 31,
                      ASSETS                                 2000           1999
                                                         ------------   ------------
Current assets:
   Cash and cash equivalents                             $    45,316        136,966
   Accounts receivable, net of allowance for doubtful
     accounts of $6,200 and $0, respectively                  34,453          1,000
   Prepaid expenses and other current assets                  10,023         38,450
   Debt issue cost                                           419,430             --
                                                         ------------   ------------

           Total current assets                              509,222        176,416
                                                         ------------   ------------

Property and equipment, net of accumulated
   depreciation of $72,160 and $21,873, respectively         203,235        129,787
Website development costs, net of accumulated
   amortization of $44,674 and $13,192, respectively          80,454        111,935
Domain acquisition costs, net of accumulated
   amortization of $265,000 and $132,500, respectively       265,000        397,500
Other assets                                                   7,546          8,901
                                                         ------------   ------------

                                                         $ 1,065,457        824,539
                                                         ============   ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                      $    28,177        123,105
   Accrued liabilities                                       109,228         76,048
   Deferred revenue                                           14,805         82,500
   Line of credit                                            359,020             --
   Current maturities of notes payable                       100,000        100,000
                                                         ------------   ------------

           Total current liabilities                         611,230        381,653
                                                         ------------   ------------

Notes payable                                                     --        100,000


Stockholders' equity:
   Preferred stock, 5,000,000 shares authorized,
     no shares outstanding                                        --             --
   Common stock, $.01 par value, 20,000,000 shares
     authorized; 11,740,484 and 10,385,605 shares
     outstanding                                             117,405        104,306
   Additional paid-in capital                              3,526,762      1,341,206
   Notes receivable from stockholders                             --        (80,000)
   Accumulated deficit                                    (3,189,940)    (1,022,626)
                                                         ------------   ------------

           Total stockholders' equity                        454,227        342,886
                                                         ------------   ------------

                                                         $ 1,065,457        824,539
                                                         ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.

                            Statements of Operations

                                   (Unaudited)


                                                       FOR THE NINE MONTHS
                                                       ENDED SEPTEMBER 30,
                                                 -------------------------------
                                                      2000              1999
                                                 -------------     -------------

Revenues                                         $    223,423             7,000
                                                 -------------     -------------

Operating expenses:
    Cost of revenues                                   84,135                --
    Sales and marketing                               186,024            43,790
    Product development                             1,004,552           152,491
    General and administrative                        816,609           368,819
    Stock-based compensation                           86,051             4,939
                                                 -------------     -------------

             Total operating expenses               2,177,371           570,039
                                                 -------------     -------------

             Operating loss                        (1,953,948)         (563,039)

Interest income (expense), net                       (211,768)              290
Loss on disposal of property and equipment             (1,598)               --
                                                 -------------     -------------

             Net loss                            $ (2,167,314)         (562,749)
                                                 =============     =============

Basic and diluted net loss per share                    (0.19)            (0.06)
                                                 =============     =============

Weighted average shares used in basic
    and diluted per share calculation              11,477,890         9,034,367
                                                 =============     =============

See accompanying notes to the financial statements.

                                   UNIVERSITY.COM, INC.

                                 Statements of Cash Flows

                                        (Unaudited)

                                                                   FOR THE NINE MONTHS
                                                                   ENDED SEPTEMBER 30,
                                                               ---------------------------
                                                                   2000           1999
                                                               ------------   ------------
Cash flows from operating activities:
    Net loss                                                   $(2,167,314)      (562,750)
    Reconciliation of net loss to net cash used by operating
     activities:
      Depreciation and amortization                                214,353        106,382
      Loss on disposal of property and equipment                     1,598             --
      Noncash interest expense related to warrants                 209,716             --
      Warrants and stock options issued to non-employees
        to purchase services and training content                  117,508          4,939
      Common stock issued to acquire training content              200,000             --
      Changes in assets and liabilities:
        Accounts receivable                                        (33,453)            --
        Prepaid expenses and other assets                           29,782         (7,961)
        Accounts payable                                           (94,928)       129,849
        Accrued liabilities                                         33,180        (24,736)
        Deferred revenue                                           (67,695)            --
                                                               ------------   ------------

              Net cash used in operating activities             (1,557,253)      (354,277)
                                                               ------------   ------------

Cash flows from investing activities:
    Purchases of fixed assets                                     (129,417)       (77,901)
    Proceeds from sale of property and equipment                     4,000             --
                                                               ------------   ------------

              Net cash used in investing activities               (125,417)       (77,901)
                                                               ------------   ------------

Cash flows from financing activities:
    Proceeds from sale of common stock                           1,322,000        360,000
    Proceeds from bank line of credit                              359,020             --
    Repayment of notes payable                                    (100,000)            --
    Proceeds from notes receivable                                  10,000         60,000
                                                               ------------   ------------

              Net cash provided by financing activities          1,591,020        420,000
                                                               ------------   ------------

              Net decrease in cash and cash equivalents            (91,650)       (12,178)

Cash and cash equivalents:
    Beginning of period                                            136,966        111,903
                                                               ------------   ------------

    End of period                                              $    45,316         99,725
                                                               ============   ============

Supplemental disclosures of cash flow information:
    Cash paid for interest expense                             $     2,081             --
                                                               ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                               September 30, 2000


1.  BASIS OF PRESENTATION


The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position as of September 30, 2000 and the results of operations for the nine month periods ended September 30, 2000 and 1999.

Certain information and footnote disclosures normally included in financial statements have been omitted or condensed. These condensed financial statements should be read in conjunction with the Company's audited financial statements for the years ended December 31, 1999 and 1998. The results of operations for the period ended September 30, 2000 are not necessarily indicative of the results that may be attained for the entire fiscal year. Certain prior period amounts have been reclassified to conform to the current period presentation.


2.  NET LOSS PER SHARE

Basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during each period. Common share equivalents include outstanding stock options and warrants. All common share equivalents were excluded from the calculation because they were anti-dilutive for all periods presented.


3.  LINE OF CREDIT

In July 2000, the Company entered into a line of credit for up to $1,000,000 from a bank (the Line). Amounts drawn from the Line bear interest at 9.5%, with interest due monthly, and are payable in full on January 24, 2001.

In connection with this financing, the Company issued warrants to purchase a total of 500,000 shares of common stock. The warrants were issued to one outside investor and one member of the Company's Board of Directors (the Guarantors), who are guaranteeing the Company's repayment of the Line. The estimated fair value of the warrants of $629,147 was credited to additional paid-in capital and will amortized over the anticipated outstanding period of the Line, or six months, as interest expense.

On October 26, 2000, the Company entered into an agreement with the Guarantors, whereby the Guarantors agreed to pay the outstanding principal and accrued interest on the Company's bank credit line (the Payoff Amount) prior to the closing of the merger transaction with EntrePort. In exchange, the Company has agreed to issue to the Guarantors the number of shares of common stock of the Company equal to the Payoff Amount divided by $0.50. The Company anticipates that it will issue 2,500,000 of its common stock to the Guarantors in connection with this agreement.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                               September 30, 2000


4.  EQUITY TRANSACTIONS

In March 2000, the Company closed a private placement of its common stock whereby 1,322,000 shares were sold at a price of $1.00 per share. The net proceeds from the private placement were used to develop additional internet training products, hire personnel and for general working capital purposes.

On July 30, 2000, the Company entered into a three-year agreement to license real estate training content from a third party. The terms of the license agreement require the Company to issue 200,000 shares of common stock, a warrant to purchase 25,000 shares of common stock at an exercise price of $1.00 per share and were valued at $31,457, and cash consideration totaling $100,000, of which $50,000 was due at contract signing and the remaining $50,000 due on December 31, 2000. The cost of the content was expensed to product development. The license agreement also provides for minimum annual sales royalties of $50,000 for the years 2001 and 2002, to be payable on or before December 31, 2001 and 2002, respectively.

In August 2000, the Company canceled 212,121 shares of previously issued common stock relating to the cancellation of the unpaid balance on notes receivable from stockholders that existed as of December 31, 1999.


5.  STOCK OPTIONS

During the nine month period ended September 30, 2000, the Company granted 935,500 stock options to employees, consultants and a board member with vesting periods ranging from immediate to three years. The options are for the purchase of common stock of the Company at $1.00 per share. During the nine month period ended September 30, 2000, the Company recorded compensation expense of $20,783 related 163,500 options issued to consultants. Options to purchase 16,500 shares of common stock of the Company at prices ranging from $.66 to $1.00 per share were cancelled during the nine-month period ended September 30, 2000. No options have been exercised during the period.


6.  WARRANTS

During the nine month period ended September 30, 2000, the Company granted 610,000 warrants to consultants, a board member and an outside investor with vesting periods ranging from immediate to three years. The warrants are for the purchase of common stock of the Company at $1.00 per share. During the nine month period ended September 30, 2000, the Company recorded an expense of $96,725 related to the warrants granted. No warrants have been exercised during the period.


7.  AGREEMENT AND PLAN OF MERGER

On October 24, 2000, the Company signed a definitive agreement to be acquired by EntrePort Corporation (EntrePort) in a stock-for-stock transaction that closed on January 31, 2001. Pursuant to the merger agreement, the Company's shareholders will receive a total of 5,609,788 shares of EntrePort common stock valued at $3,456,030 in exchange for all the issued and outstanding shares of common stock. EntrePort also assumed certain warrants and options issued by the Company, which will require EntrePort to issue upon their exercise up to 1,148,430 additional shares of common stock.

         b.       Pro Forma Financial Information.
                  -------------------------------

ENTREPORT CORPORATION AND UNIVERSITY.COM, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


The following unaudited pro forma combined condensed financial information gives effect to the recent acquisition by EntrePort of University.com which will be accounted for under the purchase method of accounting. The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of EntrePort and University.com and has been prepared to reflect the acquisition by EntrePort of University.com as if the acquisition had occurred as of September 30, 2000. The unaudited pro forma combined condensed statement of operations is based on the individual historical statements of operations of EntrePort and University.com and combines the results of operations of EntrePort for the year ended December 31, 1999 and the nine-month period ended September 30, 2000 with the results of operations for University.com as if the acquisition had occurred as of January 1, 1999.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future financial position or operating results of EntrePort. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of EntrePort's and University.com's operations. The costs related to restructuring and integration have not yet been determined.

The unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements and accompanying notes of EntrePort and the audited financial statements and accompanying notes of University.com which are included elsewhere by reference.


The unaudited condensed financial statements as of and for the nine months ended September 30, 2000 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and in the opinion of EntrePort's and University.com's respective managements include all adjustments necessary for a fair presentation of the interim financial information for the period presented.

                                             EntrePort Corporation

                                  Pro Forma Condensed Combined Balance Sheet

                                              September 30, 2000
                                                  (Unaudited)

                                                   EntrePort  University.com
                                                  Corporation      Inc.                Pro Forma
                                                -------------  ------------  --------------------------------
ASSETS                                                   Historical           Adjustments        Consolidated
                                                ---------------------------  ------------        ------------

Current assets:
   Cash and cash equivalents                    $  4,384,690  $   45,316     $  (286,316)(A),(B) $ 4,143,690
   Accounts receivable                                    --      34,453              --              34,453
   Investments                                       399,500          --              --             399,500
   Debt issue costs                                       --     419,430        (419,430)(A)              --
   Other current assets                               28,372      10,023              --              38,395
                                                ------------- -----------    ------------        ------------

          Total current assets                     4,812,562     509,222        (705,746)          4,616,038

Property and equipment at cost, net                  569,405     203,235              --             772,640
Website development costs, net                       418,066      80,454              --             498,520
Domain acquisition costs, net                             --     265,000        (265,000)(B)              --
Acquired intangibles, net                                 --          --       3,822,529 (B)       3,822,529
Other assets                                         440,179       7,546        (209,000)(B)         238,725
                                                ------------- -----------    ------------        ------------

                                                $  6,240,212  $1,065,457     $ 2,642,783         $ 9,948,452
                                                ============= ===========    ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                             $    430,220  $   28,177              --         $   458,397
   Accrued liabilities                               187,306     109,228              --             296,534
   Deferred revenue                                       --      14,805              --              14,805
   Line of credit                                         --     359,020        (359,020)(A)              --
   Current portion of notes and leases payable        83,136     100,000              --             183,136
                                                ------------- -----------    ------------        ------------
          Total current liabilities                  700,662     611,230        (359,020)            952,872

Long term portion of notes and leases payable         89,737          --              --              89,737

Stockholders' equity:
   Common stock                                       11,681     117,405        (111,795)(B)          17,291
   Common stock issuable                                  --          --              --                  --
   Additional paid-in capital                     10,516,587   3,526,762         (76,342)(A),(B)  13,967,007
   Deferred compensation                             (37,899)         --              -- (B)         (37,899)
   Accumulated deficit                            (5,040,556) (3,189,940)      3,189,940 (B)      (5,040,556)
                                                ------------- -----------    ------------        ------------

          Total stockholders' equity               5,449,813     454,227       3,001,803           8,905,843
                                                ------------- -----------    ------------        ------------

                                                $  6,240,212  $1,065,457     $ 2,642,783         $ 9,948,452
                                                ============= ===========    ============        ============

                                       P-2

                                        EntrePort Corporation

                        Pro Forma Combined Condensed Statement of Operations

                                    Year Ended December 31, 1999
                                             (Unaudited)


                                             EntrePort    University
                                             Corporation   .com Inc.                Pro Forma
                                           -------------- -----------   -----------------------------------
                                                   Historical              Adjustments        Consolidated
                                           --------------------------   -----------------     -------------


Revenues                                   $    11,911   $     7,400    $        --         $      19,311

Costs and expenses:
   Product development                          97,579       241,201             --               338,780
   Selling, general and administrative       1,796,990       678,207        731,506  (C)        3,206,703
                                           ------------  ------------   ------------       ---------------

       Total costs and expenses              1,894,569       919,408        731,506             3,545,483

Loss from operations                        (1,882,658)     (912,008)      (731,506)           (3,526,172)
Interest income (expense), net                  (9,154)          335             --                (8,819)
                                           ------------  ------------   ------------       ---------------

Earnings (loss) before taxes                (1,891,812)     (911,673)      (731,506)           (3,534,991)
                                           ------------  ------------   ------------       ---------------

Net loss                                   $(1,891,812)  $  (911,673)   $  (731,506)        $  (3,534,991)
                                           ============  ============   ============       ===============

Basic loss per share                       $    (0.31)                                      $       (0.30)
Diluted loss per share (4)                 $    (0.31)                                      $       (0.30)
Weighted average shares outstanding:
       Basic                                 6,068,605                    5,609,788  (D)       11,678,393
       Diluted                               6,068,605                    5,609,788  (D)       11,678,393

                                       P-3

                                        EntrePort Corporation

                        Pro Forma Combined Condensed Statement of Operations

                            For The Nine Months Ended September 30, 2000
                                             (Unaudited)


                                                 EntrePort   University
                                               Corporation  .com Inc.                   Pro Forma
                                               -------------------------   --------------------------------
                                                       Historical            Adjustments      Consolidated
                                               -------------------------   ----------------   -------------


Revenues                                     $   173,947   $  223,423      $        --         $    397,370

Costs and  expenses:
    Cost of revenues                             961,308       84,135               --            1,045,443
    Product development                          419,754    1,004,552               --            1,424,306
    Selling, general and administrative        2,114,372    1,090,282          548,630 (C)        3,753,284
                                             ------------ -----------       -----------         ------------

        Total costs and expenses               3,495,434    2,178,969          548,630            6,223,033

Loss from operations                          (3,321,487)  (1,955,546)        (548,630)          (5,825,663)
Interest income (expense), net                   178,586     (211,768)              --              (33,182)
                                             ------------ -----------       -----------         ------------

Earnings (loss) before taxes                  (3,142,901)  (2,167,314)        (548,630)          (5,858,845)
                                             ------------ ------------     ------------         ------------

Net income (loss)                            $(3,142,901) $(2,167,314)     $  (548,630)         $(5,858,845)
                                             ============ ============     ============         ============

Basic loss per share                         $     (0.30)                                       $     (0.37)
Diluted loss per share (4)                   $     (0.30)                                       $     (0.37)
Weighted average shares outstanding:
        Basic                                 10,411,858                     5,609,788 (D)        16,021,646
        Diluted                               10,411,858                     5,609,788 (D)        16,021,646

                                                      P-4

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1. PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

On October 24, 2000, the Company signed a definitive agreement to acquire University.com, Inc. ("University.com") in a stock-for stock transaction that closed on January 31, 2001. Pursuant to the merger agreement, the Company issued 5,609,788 shares of its common stock to the shareholders of University.com in exchange for all the issued and outstanding securities of University.com. The Company also assumed certain warrants and options issued by University.com, which will require the Company to issue upon their exercise up to 1,148,430 additional shares of common stock.

The unaudited pro forma combined condensed financial information assumes the acquisition by EntrePort of Unverisity.com in a transaction to be accounted for under the purchase method. The unaudited pro forma combined condensed balance sheet is based on the individual balance sheets of EntrePort and University.com and has been prepared to reflect the acquisition by EntrePort of University.com as if the acquisition had occurred as of September 30, 2000. The unaudited pro forma combined condensed statement of operations is based on the individual statements of operations for University.com and combines the results of operations of EntrePort for the year ended December 31, 1999 and the nine months ended September 30, 2000 with the results of operations of University.com as if the acquisition occurred as of January 1, 1999.

The valuation of EntrePort common stock issued to University.com is based on its weighted average closing prices three days prior and three days following the January 18, 2001 modification of the transaction in accordance with EITF Issue No. 99-12 "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination." Based on the consideration issued in the transaction, and the related costs, the total purchase price of University.com is approximately $3.9 million determined as follows: (in thousands):

                              University.Com
                              --------------

Common stock issued                  $ 3,456
Acquisition costs                        450
                                    --------
Total consideration                  $ 3,906
                                    ========

Of the total acquisition costs of $450,000, $209,000 was incurred through September 30, 2000 and the remainder was paid in connection with the closing.

Although EntrePort has not conducted an independent valuation of the tangible and intangible assets acquired in order to allocate the purchase price in accordance with Accounting Principles Board Opinion No. 16, the purchase price was allocated as follows based upon management's best estimate of the acquired tangible and intangible assets (in thousands):

                                              University.Com
                                              --------------

Current assets acquired                         $     44
Property and equipment, and other assets             291
Intangible assets, primarily customer list         3,822
Liabilities assumed                                 (251)
Deferred income taxes                                  -
                                                ---------
Total consideration                             $  3,906
                                                =========

The acquired intangibles will be amortized over an estimated weighted average life of five years.

2. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following is a description of the adjustments to the proforma combined condensed financial information.

(A) To eliminate the bank line of credit assumed by the University.com shareholders, net of the cash balance at September 30, 2000. To also eliminate the related unamortized debt issue costs.

(B) To record the acquisition of University.com by EntrePort and to eliminate the investment in University.com by EntrePort. See footnote number 1 above for a description of the transaction.

(C) To record amortization of acquired intangibles $732,000 in 1999 and $548,000 in 2000.

(D) The proforma combined basic and diluted weighted average shares outstanding is calculated as follows:

                                                    1999               2000
                                                    ----               ----

EntrePort historical average shares              6,068,605        10,411,858
Shares issued to University.com                  5,609,788         5,609,788
                                                ----------        ----------
                                                11,678,393        16,021,646
                                                ==========        ==========

         c.       Exhibits.
                  --------

         The following materials are filed as exhibits to this current report on Form 8-K.

         Exhibit No.          Description
         -----------          -----------
         2.1                  Agreement and Plan of Merger,  dated as of October
                              24, 2000, as amended on October 25, 2000, by and among EntrePort Corporation, University Merger
                              Corp. and University.com, Inc.

         99.1                 Press Release


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                ENTREPORT CORPORATION.

Dated:  February 13, 2001                       By: /s/ William A. Shue
                                                     ---------------------------
                                                     William A. Shue, President

                                INDEX TO EXHIBITS
                                -----------------


         Exhibit No.          Description
         -----------          -----------
         2.1                  Agreement and Plan of Merger,  dated as of October
                              24, 2000, as amended on October 25, 2000, by and among EntrePort Corporation, University Merger
                              Corp. and University.com, Inc.

         99.1                 Press Release

                                       4